Exhibit 99.1

UiPath Reports First Quarter Fiscal 2022 Financial Results

ARR of $653 million increased 64 percent year-over-year driven by record net new ARR of $72 million

NEW YORK--(BUSINESS WIRE)--June 8, 2021--UiPath, Inc. (NYSE: PATH), a leading enterprise automationsoftware company, today announced financial results for its first quarter fiscal 2022 ended April 30, 2021.

“We had an exceptionally strong start to fiscal year 2022 with first quarter ARR growing 64 percent year-over-year to $653 million, a testament to our leadership position in enterprise software automation,” commented Daniel Dines, UiPath Co-Founder and Chief Executive Officer. “We believe automation is the next layer in the software stack. Our vision is to enable the fully automated enterprise through our unique combination of UI Automation, API Management, and AI to best emulate human workers and help organizations assign all automatable work to robots enterprise-wide. Our end-to-end automation platform, flexible deployment model, and growing ecosystem of partners position us well to capitalize on the more than $60 billion market opportunity ahead of us.”

Ashim Gupta, UiPath Chief Financial Officer, added, “I am pleased with our first quarter fiscal 2022 results as we continue to execute well against our land and expand go-to-market strategy. We have experienced rapid growth and now have over 8,500 customers worldwide, including 1,105 customers with ARR of $100,000 or greater and 104 customers with ARR of $1 million or greater. Given our existing momentum, we plan to continue to invest in growth while maintaining operational rigor as we run our business.”

Fiscal First Quarter 2022 Financial Highlights

  ARR of $652.6 million increased 64 percent year-over-year.
  Revenue of $186.2 million increased 65 percent year-over-year.
  GAAP gross margin was 74 percent.
  Non-GAAP gross margin was 88 percent.
  Cash flow used in operations was $(17.5) million.
  Non-GAAP free cash flow was $(20.1) million.
  Balance sheet: Cash, cash equivalents, restricted cash, and marketable securities increased to $1.9 billion as of April 30, 2021.

Recent Business Highlights

  UiPath completed its initial public offering (IPO): The offering consisted of 27,474,393 shares of its Class A common stock at a price to the public of $56.00 per share, which consisted of 13,000,000 shares issued and sold by UiPath and 14,474,393 shares sold by the selling stockholders. Net proceeds from the IPO totaled $692.4 million, and UiPath did not receive any proceeds from the shares sold by the selling stockholders. UiPath is listed on the NYSE under the ticker symbol “PATH”.
  Released UiPath Platform 21.4: As previously announced, highlights of this platform release include three new products and over 100 major customer driven new features and deeper integrations across every pillar of our end-to-end platform. Innovations include the all-new Automation Ops, designed to help customers manage and govern high scale deployments of the UiPath Studio family of products and Attended Robots enterprise-wide. New AI-powered capabilities were also introduced to speed the discovery and prioritization of processes to automate, led by the general availability of Task Mining. Other upgrades included a seamless user experience across the platform and the continued rapid expansion of Automation Cloud™. We have over 5,000 customers and partners registered for our 21.4 Release Show and 15,000 developers are expected to join UiPath DevCon next week.
  Acquired Cloud Elements to bring together Ui Automation and Computer Vision with API Management: With the March 2021 acquisition of Cloud Elements, a pioneering API integration platform, UiPath will be able to offer both enterprise-grade user interface (UI) and application programming interface (API) based automation capabilities in a single platform. This means that UiPath customers now have the flexibility to automate processes using an optimal mix of UI and API-based automation.
  Expanded technology partnership: UiPath and Tableau launched a Tableau Activity which allows customers to easily utilize data produced or retrieved by robotic automations in their Tableau reports and the UiPath extension for Tableau which triggers a robot directly from a Tableau report or dashboard.
  Recognized as a leader in The Forrester Wave™: Robotic Process Automation, Q1 2021: Among the 14 vendors evaluated, UiPath earned the highest ranking in each of three categories: Current Offering, Strategy, and Market Presence. The Company also received the highest possible scores in the criteria of product vision; performance; supporting products and services; partner ecosystem; delivery model; enterprise RPA customers; enterprise customers; and product revenue.
  Delivered COVID-19 Aid: Supported Oxygen for India with a contribution of over $1 million in corporate and employee donations to send and distribute oxygen supplies throughout the country.
  Appointed new Chief People Officer and first Chief Culture Officer: UiPath appointed Bettina Koblick, most recently Chief People Officer (CPO) at ServiceMax, as its Chief People Officer, and Andreea Baciu, interim UiPath CPO, as UiPath’s first Chief Culture Officer. Both appointees bring significant experience from software companies of varied scale and stage.
  Expanded mission to democratize automation and drive diversity in the technology industry: The UiPath Academic Alliance partnered with seven Historically Black Colleges and Universities (HBCUs) to train students on RPA. These partnerships with HBCUs are intended to bring workforce development opportunities, along with the skills, training, and knowledge to not only thrive in digitally-led work environments, but to also shape them. To date, UiPath Academic Alliance has partnered with more than 750 academic institutions globally.

Financial Outlook

For the fiscal second quarter 2022, UiPath expects:

  ARR in the range of $702 million and $704 million
  Revenue in the range of $180 million and $185 million
  Non-GAAP operating loss in the range of $(35) million and $(25) million

For the fiscal full year 2022, UiPath expects:

  ARR in the range of $850 million and $855 million

Reconciliation of non-GAAP operating loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Partial Early Lock-Up Release

UiPath announced today that a partial early lock-up release will occur immediately prior to the opening of trading on June 10, 2021 with respect to its shares of Class A common stock, par value $0.00001 per share, pursuant to the terms of certain lock-up agreements entered into by UiPath’s directors and executive officers, the selling stockholders, and certain other stockholders with the underwriters of UiPath’s initial public offering.

Pursuant to the terms of the lock-up agreements, the lock-up restrictions automatically end with respect to 30% of certain securities owned as of March 31, 2021 by the selling stockholders and UiPath’s directors, certain executive officers, employees, former employees, and certain other stockholders. The lock-up restrictions will continue to apply with respect to all remaining securities subject to the lock-up agreements.

Conference Call and Webcast

UiPath will host a conference call today, Tuesday, June 8, 2021, at 5:00 p.m. Eastern Time, to discuss the Company's fiscal first quarter 2022 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13719454. A replay of this conference call will be available through June 22, 2021 at 1-201-612-7415 (domestic) or 1-877-660-6853 (international). The replay passcode is 13719454. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website (https://ir.uipath.com), and a replay will be archived on the website as well.

About UiPath

UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation(RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are. usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the second fiscal quarter and full year fiscal 2022, the estimated addressable market opportunity for our platform, the successful integration of new features into our platform, and the success of our collaborations with third parties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) our recent rapid growth may not be indicative of our future growth; (2) our limited operating history; (3) our ability to successfully manage our growth; (4) our ability and the ability of our platform to satisfy and adapt to customer demands; (5) our business depends on our existing customers renewing their licenses and purchasing additional licenses and products from us and our channel partners; (6) our ability to attract and retain customers; (7) the competitive markets in which we participate; (8) general market, political, economic, and business conditions; (9) our ability to maintain and expand our distribution channels; (10) our reliance on third-party providers of cloud-based infrastructure; and (11) the potential impact that the COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.

Further information on risks that could cause actual results to differ materially from our guidance can be found in the final prospectus for our initial public offering, dated April 20, 2021 and filed with the Securities and Exchange Commission (SEC) on April 21, 2021, and in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended April 30, 2021. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements

Key Performance Metric and Non-GAAP Financial Measures

Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our definition of ARR may differ from the definition used by other companies and therefore comparability may be limited.

This earnings press release includes the following financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of revenue, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP operating loss and margin, non-GAAP net loss and non-GAAP net income (loss) per share and non-GAAP free cash flow. These non-GAAP financial measures exclude:

· stock-based compensation expense;

· amortization of acquired intangibles;

· employer payroll tax expense related to employee equity transactions;

· in the case of non-GAAP net loss, the associated tax adjustments with the related add-backs; and

· in the case of free cash flow, purchases of property and equipment and capitalization of software development costs.

UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating UiPath’s ongoing operational performance. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. On-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). We believe these non-GAAP financial measures provide investors with useful supplementary information in evaluating our performance. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Licenses	$100,216	$63,759
Maintenance and support	77,642	43,196
Services and other	8,359	6,148
Total revenue	186,217	113,103
Cost of revenue:
Licenses	2,454	1,417
Maintenance and support	14,179	5,543
Services and other	32,377	6,678
Total cost of revenue	49,010	13,638
Gross profit	137,207	99,465
Operating expenses:
Sales and marketing	205,751	90,931
Research and development	93,040	26,729
General and administrative	74,415	26,676
Total operating expenses	373,206	144,336
Operating loss	(235,999)	(44,871)
Interest income	941	530
Other expense, net	(3,218)	(7,837)
Loss before income taxes	(238,276)	(52,178)
Provision for income taxes	1,387	662
Net loss	$(239,663)	$(52,840)
Net loss per share attributable to common stockholders, basic and diluted	$(1.11)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	215,352	159,003

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands, except per share data
(unaudited)

	As of
	April 30, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,796,267	$357,690
Restricted cash, current	13,500	7,000
Marketable securities	83,263	102,828
Accounts receivable, net of allowance for doubtful accounts of $2,137 and $2,879, respectively	136,520	172,286
Contract assets, current	35,058	34,221
Deferred contract acquisition costs, current	13,624	10,653
Prepaid expenses and other current assets	41,672	49,752
Total current assets	2,119,904	734,430
Restricted cash, non-current	—	6,500
Contract assets, non-current	9,136	2,085
Deferred contract acquisition costs, non-current	44,618	32,553
Property and equipment, net	15,149	14,822
Operating lease right-of-use assets	16,490	17,260
Intangible assets, net	20,423	10,191
Goodwill	58,478	28,059
Deferred tax asset, non-current	7,836	8,118
Other assets, non-current	14,536	12,443
Total assets	$2,306,570	$866,461

Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$5,642	$6,682
Accrued expenses and other current liabilities	51,057	36,660
Accrued compensation and employee benefits	49,802	110,736
Deferred revenues, current	222,089	211,078
Total current liabilities	328,590	365,156
Deferred revenues, non-current	55,224	61,325
Operating lease liabilities, non-current	12,968	14,152
Other liabilities, non-current	10,247	7,564
Total liabilities	407,029	448,197
Commitments and contingencies
Convertible preferred stock	—	1,221,968
Stockholders' equity (deficit)
Preferred stock	—	—
Class A common stock	4	1
Class B common stock	1	1
Additional paid-in capital	3,117,853	179,175
Accumulated other comprehensive loss	(8,294)	(12,521)
Accumulated deficit	(1,210,023)	(970,360)
Total stockholders’ equity (deficit)	1,899,541	418,264
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,306,570	$866,461

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)
	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net loss	$(239,663)	$(52,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,172	3,147
Amortization of deferred contract acquisition costs	4,920	8,006
Amortization of deferred loan cost	66	—
Net amortization of premium on marketable securities	558	—
Stock-based compensation expense	250,835	8,201
Non-cash operating lease costs	1,734	1,879
(Benefit from) provision for bad debt	(709)	29
Deferred income taxes	21	(52)
Changes in operating assets and liabilities:
Accounts receivable	35,973	9,769
Contract assets	(8,148)	(4,781)
Deferred contract acquisition costs	(20,205)	(5,782)
Prepaid expenses and other assets	7,666	1,109
Accounts payable	(528)	4,251
Accrued expense and other liabilities	4,573	(1,646)
Accrued compensation and employee benefits (1)	(60,433)	(8,340)
Operating lease liabilities, net	(1,807)	(1,894)
Deferred revenue	4,453	14,812
Net cash used in operating activities	(17,522)	(24,132)

Cash flows from investing activities
Purchases of marketable securities	(94,157)	—
Sales of marketable securities	89,383	—
Maturities of marketable securities	23,755	—
Purchases of property and equipment	(2,200)	(460)
Capitalization of software development costs	(410)	—
Payment related to business acquisition, net of cash acquired	(5,498)	—
Net cash provided by (used in) investing activities	10,873	(460)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	692,369	—
Payments of deferred offering costs	(2,406)	—
Proceeds from issuance of convertible preferred shares, net of issuance costs	750,000	—
Issuance costs of convertible preferred shares	(164)	—
Proceeds from exercise of stock options	3,114	536
Proceeds from credit facility	—	78,828
Net cash provided by financing activities	1,442,913	79,364
Effect of exchange rate changes	2,313	7,955
Net increase in cash, cash equivalents and restricted cash	1,438,577	62,727
Cash, cash equivalents and restricted cash - beginning of period	371,190	234,131
Cash, cash equivalents and restricted cash - end of period	$1,809,767	$296,858
(1)	Includes increase in accrued employer payroll tax related to employee equity transactions of $315 and $0, respectively.

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages and per share data
(unaudited)

	Three Months Ended April 30,
	2021	2020
Licenses
GAAP cost of licenses	$2,454	$1,417
Less: Stock-based compensation expense	—	—
Less: Amortization of acquired intangible assets	646	586
Less: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP cost of licenses	$1,808	$831

Maintenance and Support
GAAP cost of maintenance and support	$14,179	$5,543
Less: Stock-based compensation expense	6,214	85
Less: Amortization of acquired intangible assets	110	—
Less: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP cost of maintenance and support	$7,855	$5,458

Services and Other
GAAP cost of services and other	$32,377	$6,678
Less: Stock-based compensation expense	18,931	298
Less: Amortization of acquired intangible assets	—	—
Less: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP cost of services and other	$13,446	$6,380

Gross Profit and Margin
GAAP gross profit	$137,207	$99,465
GAAP gross margin	74%	88%
Plus: Stock-based compensation expense	25,145	383
Plus: Amortization of acquired intangible assets	756	586
Plus: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP gross profit	$163,108	$100,434
Non-GAAP gross margin	88%	89%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss), and Margin
in thousands, except percentages and per share data
(unaudited)

	Three Months Ended April 30,
	2021	2020
Sales and Marketing
GAAP sales and marketing	$205,751	$90,931
Less: Stock-based compensation expense	119,293	1,853
Less: Amortization of acquired intangible assets	161	35
Less: Employer payroll tax expense related to employee equity transactions	315	—
Non-GAAP sales and marketing	$85,982	$89,043

Research and Development
GAAP research and development	$93,040	$26,729
Less: Stock-based compensation expense	65,616	1,816
Less: Amortization of acquired intangible assets	—	—
Less: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP research and development	$27,424	$24,913

General and Administrative
GAAP general and administrative	$74,415	$26,676
Less: Stock-based compensation expense	40,781	4,149
Less: Amortization of acquired intangible assets	—	—
Less: Employer payroll tax expense related to employee equity transactions	—	—
Non-GAAP general and administrative	$33,634	$22,527

Operating Loss
GAAP operating loss	$(235,999)	$(44,871)
GAAP operating margin	(127)%	(40)%
Plus: Stock-based compensation expense	250,835	8,201
Plus: Amortization of acquired intangible assets	917	621
Plus: Employer payroll tax expense related to employee equity transactions	315	—
Non-GAAP operating income (loss)	$16,068	$(36,049)
Non-GAAP operating margin	9%	(32)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
in thousands, except percentages and per share data
(unaudited)

	Three Months Ended April 30,
	2021	2020
GAAP net loss	$(239,663)	$(52,840)
Plus: Stock-based compensation expense	250,835	8,201
Plus: Amortization of acquired intangible assets	917	621
Plus: Employer payroll tax expense related to employee equity transactions	315	—
Tax adjustments to add-backs (1)	(745)	—
Non-GAAP net income (loss)	$11,659	$(44,018)

GAAP net loss per share, basic and diluted	$(1.11)	$(0.33)
GAAP weighted average common shares outstanding, basic and diluted	215,352	159,003

Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	278,768	306,300
Plus: Unweighted adjustment for common stock issued in connection with IPO	11,831	13,000
Non-GAAP weighted average common shares outstanding, basic	505,951	478,303

Plus: Outstanding restricted stock units	30,278	—
Plus: Outstanding stock options	20,285	—
Plus: Unvested early exercised stock options	1,468	—
Plus: Unvested restricted stock awards	43	—
Non-GAAP weighted average common shares outstanding, diluted	558,025	478,303

Non-GAAP net income (loss) per share, basic	$0.02	$(0.09)
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.09)
(1)	Calculated based on an estimated blended tax rate of 27%.

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
in thousands, except percentages and per share data
(unaudited)

	Three Months Ended April 30,
	2021	2020
GAAP net cash used in operating activities	$(17,522)	$(24,132)
Plus: Purchases of property and equipment	(2,200)	(460)
Plus: Capitalization of software development costs	(410)	—
Plus: Cash paid for employer payroll taxes related to employee equity transactions	—	—
Non-GAAP free cash flow	$(20,132)	$(24,592)
GAAP net cash provided by (used in) investing activities	$10,873	$(460)
GAAP Net cash provided by financing activities	$1,442,913	$79,364

Contacts

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath

Media Contact
Toni Iafrate
PR@uipath.com
UiPath